Exhibit 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           1mage Software, Inc.
                            Englewood, Colorado


     We consent to the incorporation by reference in Form S-3 (SEC File No. 333-35265) and Form S-8 (SEC File No's. 33-78096, 33-86760 and 333-
30787) of our report dated February 4, 2000, relating to the balance sheets of 1mage Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, as included in this Form 10-K.



                                        /s/ Baird, Kurtz & Dobson


Denver, Colorado.
March 30, 2000